EXHIBIT 99.1

MasterCraft Provides Updates in Response to COVID-19

Takes Steps to Protect the Health and Safety of Employees, Dealers and Communities

Temporarily Suspends Manufacturing Across All Brands

Enhances Available Liquidity and Financial Flexibility

Withdraws Fiscal 2020 Guidance

VONORE, Tenn. – March 25, 2020 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (the “Company”) today provided an update on its business and announced several actions that the Company is taking to protect the health and safety of its employees, dealers and communities in light of the COVID-19 pandemic.

“COVID-19 is posing unprecedented challenges and uncertainty for MasterCraft, our industry and the entire global economy,” said Fred Brightbill, CEO and Chairman of MasterCraft Boat Holdings, Inc. “As we navigate this rapidly evolving situation, ensuring the health, safety and well-being of our employees, dealers and the communities in which we operate remains our top priority. To that end, we are implementing our business continuity plan that delivers on this objective and protects the financial and operational strength of the Company. Furthermore, while we face significant uncertainties, we are continuing to work on our plans to improve the customer experience, our customer-focused culture, and further advance operational excellence.

“In this challenging market, MasterCraft continues to work closely with dealers to help manage their inventory levels and support the overall health of their businesses. We are monitoring the situation closely, and stand prepared to take additional action as necessary to position MasterCraft and its stakeholders for success over the longer-term,” Brightbill concluded.

Suspending Manufacturing Operations

In an effort to further protect the health of its manufacturing employees and to balance wholesale production with retail demand, the Company is suspending operations at its manufacturing facilities for all of its brands (MasterCraft, NauticStar, Crest and Aviara), effective close of business on March 26, 2020. For its corporate employees, the Company is instituting a work-from-home policy for each of its brands’ respective headquarters. The Company will evaluate and consider the health and safety of its employees, federal and local government mandates, market demand and input from dealers and its supply chain, among other factors, to determine the duration of the suspension or any further actions regarding its operations.

Increasing Financial Flexibility

As previously announced, on March 19, 2020, the Company drew $35 million on its revolving credit agreement as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. In the event of an extended manufacturing operation suspension or lower retail demand environment, the proceeds from this draw-down will be used to ensure the ongoing viability of operations and to protect our customers and stakeholders.

Withdrawing Guidance

Given economic uncertainty around the business impact of the COVID-19 pandemic, the Company is withdrawing the fiscal 2020 guidance contained in its second-quarter earnings press release and conference call on February 5, 2020. The Company will provide updates during its fiscal third-quarter call in May 2020.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its four brands, MasterCraft, NauticStar, Crest and Aviara. Through these four brands, MasterCraft Boat Holdings has leading market share positions in three of the fastest growing segments of the powerboat industry – performance sport boats, outboard saltwater fishing and pontoon boats – while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, and its four brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.NauticStarBoats.com, www.CrestPontoonBoats.com and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning the uncertain impact on the Company of the COVID-19 pandemic, our long term-prospects and our ability to execute our business strategies and drive synergies, innovation and growth.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the potential effects of the COVID-19 pandemic on the Company, general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2019, filed with the SEC on February 5, 2020, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements speaks only as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise.

IR CONTACTS:

George Steinbarger

MasterCraft Boat Holdings, Inc.

Chief Revenue Officer

(423) 884-7141

George.Steinbarger@mastercraft.com

Matt Sullivan

Padilla

(612) 455-1709

Matt.Sullivan@padillaco.com